STEELCLOUD, INC.
                                1306 Squire Court
                             Dulles, Virginia 20166


                                                May 19, 2004

PERSONAL AND CONFIDENTIAL

V-ONE Corporation
20300 Century Boulevard, Suite 200
Germantown, Maryland 20874
Attention: Ms. Margaret Grayson, President and CEO

      Re:   Acquisition of V-ONE Corporation
            --------------------------------

Dear Peg:

      This letter confirms our understanding of the mutual present intentions of SteelCloud, Inc. (the "Purchaser") and V-ONE Corporation (the "Seller") with respect to the principal terms and conditions under which the Purchaser will acquire all of the issued and outstanding capital stock of the Seller. Such transaction is hereinafter referred to as the "Acquisition." The Seller and the Purchaser may hereafter be referred to individually as a "Party" or collectively as the "Parties."

      The Parties acknowledge that this letter does not contain all matters upon which an agreement must be reached in order for the Acquisition to be consummated. Further, among other conditions specified herein or otherwise agreed to by the Parties, the obligations of the Parties to consummate the Acquisition are subject to the negotiation and execution of a definitive agreement relating to the Acquisition (the "Acquisition Agreement") and the completion of satisfactory due diligence by the Parties. Accordingly, this letter is intended solely as a basis for further discussion and is not intended to be and does not constitute a legally binding agreement; PROVIDED, HOWEVER, that the provisions set forth in paragraphs 7, 11, 13, 14, 15 and 16 below and this paragraph shall be binding upon the parties hereto, and only with respect to paragraphs 7, 13, 14, 15 and 16 shall survive the termination hereof.

      1. PURCHASE AND SALE. At the closing of the transaction contemplated hereby (the "Closing"), subject to the satisfaction of all conditions precedent contained in the Acquisition Agreement, the Purchaser, or a subsidiary of the Purchaser, will acquire all of the issued and outstanding capital stock of the Seller. The purchase price shall be paid by the Purchaser in shares of the Purchaser's common stock, plus warrants to be issued to holders of the Seller's preferred stock, all as set forth on the attached EXHIBIT 1. The Seller has had discussions with the holders of a majority of the outstanding preferred stock and a majority of the outstanding notes and as a result thereof believes that there is reasonable assurance that the terms reflected in the attached EXHIBIT 1 are acceptable to them. The foregoing assumes that each outstanding option and

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

warrant of Seller to purchase common stock that is "in the money" shall have been exercised or deemed to have been exercised and warrants "at the money" or "out of the money" will be carried forward on a pro rata basis. The definitive Acquisition Agreement shall contain a collar acceptable to both the Purchaser and Seller.

       2. STRUCTURE. The Acquisition shall be structured in a manner that achieves the most favorable tax treatment for the Parties, including, without limitation, the preservation of the Seller's current net operating loss. The Seller shall continue to operate its business at its current location in Germantown, Maryland until the Closing or until such time as agreed to by the Seller and the Purchaser.

       3. TAX-FREE TRANSACTION. Notwithstanding the structure described in the first paragraph of this letter and in paragraph 1, both parties shall seek to structure this Acquisition as a tax-free transaction and in a manner that will allow the Purchaser to preserve to the extent feasible the Seller's current net operating loss.

       4. DEFINITIVE AGREEMENT. Recognizing that the Parties may not be able to reach a definitive Acquisition Agreement, the Parties agree to negotiate in good faith in order to execute and deliver a definitive Acquisition Agreement acceptable to both Parties within 30 days of the execution of this letter by both Parties or as soon thereafter as possible (the "Signing Date"). All terms and conditions concerning the Acquisition shall be stated in the Acquisition Agreement, including without limitation, representations, warranties, covenants and indemnities that are usual and customary in a transaction of this nature, as such may be mutually agreed upon between the Parties.

       5. CLOSING. Subject to the satisfaction of all conditions precedent and the continued accuracy of the representations contained in the Acquisition Agreement, the Closing will take place by August 31, 2004 or as soon thereafter as possible (the "Closing Date"), subject to the approvals of regulatory authorities, third parties and necessary shareholder approvals.

      6. CONDITIONS TO CONSUMMATION OF THE ACQUISITION. The respective obligations of the Parties with respect to the Acquisition shall be subject to satisfaction of conditions customary to transactions of this type, including without limitation: (a) the completion of satisfactory due diligence by each Party with respect to the other Party; (b) the approval of each Party's Board of Directors and shareholders; and (c) the receipt of any necessary regulatory approvals or third-party consents. In addition, the obligations of the Purchaser with respect to the Acquisition shall be subject to the satisfaction of certain conditions, which shall include, without limitation: (a) the determination that Seller has all necessary right to utilize its intellectual property and the absence of any bona fide third party claim that Seller's intellectual property infringes on the intellectual property of any other party; and (b) the Seller's balance sheet to be delivered to Purchaser at Closing reflecting a positive cash-on-hand.

      7. NON-SOLICITATION OF EMPLOYEES. In the event that (a) the Closing has not occurred by August 31, 2004 or as soon thereafter as possible, or (b) this letter is terminated, except as is consistent with each Party's standard recruitment practice which may include solicitation of employees through employment agencies, advertisements in newspapers, magazines, trade journals or


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 the  Internet,  for a period  of two (2)  years  from the  Closing  Date or the termination of this letter, as applicable, neither Party shall, without the other Party's prior written consent, solicit any employee of the other Party to leave the other Party's employ in order to accept employment with the soliciting Party or any other person.

      8. EMPLOYMENT AGREEMENTS. As a condition to the Purchaser's obligation to close the Acquisition, each of Margaret Grayson and Christopher Brooks shall enter into mutually acceptable employment agreements with the Purchaser to be effective as of the Closing. The Seller will seek to procure the agreement of Merle Miller to enter into an employment agreement with the Purchaser to be effective as of the Closing; PROVIDED, HOWEVER, that the execution of such employment agreement shall not be a condition to Closing.

      9. FAIRNESS OPINION. It is the intent of the Parties that each Party shall obtain a fairness opinion with respect to the fairness of the consideration for the Acquisition. Each Party's obligation to proceed to Closing shall be subject to the receipt of such fairness opinion.

      10. ACCESS TO SELLER. The Seller shall give the Purchaser and its representatives full access to any personnel and all properties, documents, contracts, books and records of the Seller relating to its business and its assets. The Seller shall furnish the Purchaser with copies of documents and with such other information as the Purchaser may reasonably request. The
 Purchaser shall also provide similar access to the Seller and its representatives.

      11. NO OTHER OFFERS. Upon the signing of this letter, the Seller shall not solicit, encourage or accept proposals from or enter into negotiations with or furnish any nonpublic information to any other person or entity regarding a business combination or the possible sale of the Seller's business, assets or capital stock until (a) the earlier of the Signing Date or the termination of this letter, or (b) the Closing Date if the Acquisition Agreement is executed by the Parties; however, there is nothing herein that shall prevent the Seller's Board of Directors from exercising its fiduciary duty with respect to entertaining unsolicited offers and accepting an offer that it determines is more favorable to the Seller's shareholders than the Acquisition (a "Superior Offer"). The Seller shall notify the Purchaser promptly of any unsolicited proposals by third parties with respect to a business combination with the Seller or the acquisition of all or any portion of the Seller's business, assets or capital stock and furnish the Purchaser the material terms thereof.

      12. CONDUCT OF BUSINESS. In addition to the conditions discussed herein and any others to be contained in the Acquisition Agreement, consummation of the Acquisition will be subject to the Seller having conducted business in the ordinary course during the period between the date hereof and the Closing Date and there having been no material adverse change in the business, assets, financial condition or prospects of the Seller. Additionally, the Seller will manage its cash in the ordinary course of its business and from the date hereof through the Closing Date, shall not increase in any material manner the salary, bonus, severance or other compensation or benefits of any member of management or other employee of the business and shall not make any commitments with respect to capital expenditures exceeding $50,000.


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


      13. EXPENSES. The Purchaser shall bear the reasonable expenses of the transaction, provided, however, that in the event the expenses of the transaction attributable to the Seller exceed $550,000, then expenses in excess of such amount will result in an adjustment in the exchange ratio as set forth in EXHIBIT 1. Printing, mailing and proxy solicitation expenses allocated equally between the Parties. The Purchaser recognizes that the Seller has retained H.C. Wainwright & Co., Inc. to act as its financial advisor for this transaction. Furthermore, it is the intent of both the Seller and Purchaser to obtain fairness opinions in connection with the transaction contemplated hereby as set forth above. In the event that the Acquisition is not consummated, each of the Parties shall bear all of its expenses incident to this letter, the Acquisition and the Acquisition Agreement.

      14. CONFIDENTIALITY. Each of the Parties agrees that it will not use, or permit the use of, any of the information relating to the Seller or the Purchaser respectively furnished to the other in connection with this letter, the Acquisition Agreement or the Acquisition (the "Confidential Information"), except for publicly available or freely usable material as otherwise obtained from another source, in a manner or for a purpose not detrimental to the Seller or the Purchaser or otherwise than in connection with this letter, the Acquisition Agreement and the Acquisition. The Parties shall not, and the Parties shall cause their respective directors, officers, employees, agents and representatives not to, disclose, divulge, provide or make accessible any of the Confidential Information to any person or entity, other than their responsible directors, officers, employees, agents, representatives, advisors or attorneys or otherwise as required by law or regulation. The provisions of this paragraph 14 and the following paragraph 15 are in addition to, and shall not supersede, the Confidentiality Agreement, dated as of March 4, 2004 between the Purchaser and the Seller.

      15. DISCLOSURE. The Parties shall issue a joint press release announcing the execution of this letter and the transactions contemplated hereby. Prior to the issuance of such joint press release, without the prior written consent of the other Party hereto, neither Party hereto will, and each Party hereto will cause its directors, officers, employees, agents, other representatives and affiliates not to, disclose to any person the fact that discussions or negotiations are taking place concerning the transactions contemplated hereby, the status thereof, or the existence of this letter and the terms thereof, unless in the opinion of such Party disclosure is required to be made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and such disclosure is made after prior consultation with the other Party. Neither Party will issue any public announcement concerning the transactions contemplated by this letter or the Acquisition Agreement without the approval of the other Party, except as may be required by law.

      16. TERMINATION. This letter may be terminated at any time:

      (a) by the mutual written consent of the Parties;

      (b) by either Party if the Acquisition Agreement has not been entered into by the Parties by the Signing Date;

      (c) by the Purchaser if the Seller has accepted a Superior Offer; or


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


      (d) by either Party if the other Party has failed to proceed in good faith under this letter.

      In the event of a termination  by the Purchaser  pursuant to  subparagraph
 (c) above, then the Seller shall pay the Purchaser's direct costs incurred in connection with the Acquisition, including but not limited to legal, accounting and investment banking fees, in an amount not to exceed $150,000.

      17. GOVERNING LAW. This letter and the definitive agreements shall be governed by and construed in accordance with the law of the Commonwealth of Virginia, without regard to the principles or policies thereof with respect to conflicts of laws.

      18. COUNTERPARTS. This letter may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

      If the foregoing correctly sets forth our mutual understanding, please so indicate by signing two copies of this letter in the spaces provided below and returning one copy to us no later than 5:00 p.m. on May 19, 2004.



                                          Very truly yours,



                                          STEELCLOUD INC.


                                          By:   /s/ Thomas P. Dunne
                                                --------------------------
                                                Thomas P. Dunne, Chairman
                                                and CEO


ACCEPTED AND AGREED:


By:     /s/ Margaret E. Grayson
        --------------------------------------
        Margaret E. Grayson, President and CEO








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                                    EXHIBIT 1
                                    ---------


Aggregate Consideration for V-ONE Corporation Preferred Stockholders
--------------------------------------------------------------------

Series C 600,000 shares of SteelCloud Common Stock Warrants to purchase 200,000 shares of SteelCloud Common Stock at 110% of fair market value at closing

Series D 1,923,320 shares of SteelCloud Common Stock Warrants to purchase 708,825 shares of SteelCloud Common Stock at 110% of fair market value at closing


Aggregate Consideration for Holders of 7% and 8% Notes of V-ONE Corporation
---------------------------------------------------------------------------

7% and 8% Notes   500,000 shares of SteelCloud Common Stock


Aggregate Consideration for V-ONE Corporation Common Stockholders
-----------------------------------------------------------------

For each of the 16,338,869 shares of V-ONE Corporation Common Stock that will be outstanding after the exercise of "in the money" options and warrants, SteelCloud will issue its Common Stock within a range of 1 share of SteelCloud Common Stock for each 8.3 to 8.5 shares of V-ONE Corporation Common Stock, depending upon V-ONE Corporation's transaction expenses to be borne by SteelCloud.